Exibit 10.40

                                      LEASE

     LEASE, dated October 7, 1997, between CREEKSIDE BUILDING LLC, a Washington limited liability company ("Landlord"), and PACIFIC AEROSPACE AND ELECTRONICS, INC., a Washington corporation, ("Tenant").

1. Basic Lease Terms. This Section sets forth certain basic terms of this Lease for reference purposes. This Section is to be read in conjunction with the other provisions of this Lease.

                                           Additional Rent    Initial Estimated:
                                                              $6,203.10/month
                                                              ($.29/rsf)

Leased Premises (See ss. 2)

Business Park Quadrant Monte
  Villa Center
                                           Parking (See ss. 24)  Approx. 75
                                                                 stalls
                                                                 (3.5 stalls/
                                                                  1,000 rsf)

Building Name        Creekside Building

Address              24000 35th Ave SE     Brokers (See ss. 36)
                     Bothell, WA 98021     For Tenant: Pacific Real Estate
                                                       Partners
                                           For Landlord: Pacific Real Estate
                                                         Partners

Rentable Sq. Ft.  Approx. 21,390 "rsf"

Rent; Prepaid Rent; Security Deposit       Addresses for Notices (See ss. 29)
      (See ss. 5 and 6)

Base Monthly Rent:                         Landlord:

Commencement Date-                         Creekside Building LLC
Rent Commencement Date:           $0.00    c/o Quadrant/KMS Mgmt. Services
                                           Quadrant Plaza, Suite 500
Rent Commencement Date -                      N.E. 8th Street at 112th Ave. NE
Month 36:$24,598.50($ 1.1 5/rsf)           Bellevue, WA 98004
Month 37 - 60:$27,379.20($1.28/rsf)        Tel: 425-455-2900
Month 61 - 72:$29,090.40($1.36/rsf)        Fax: 425-646-8300
                                           Attn: Wally Costello
Prepaid Rent:
                                           Tenant:
$0.00 for month N/A                        Pacific Aerospace & Electronics, Inc.
$0.00 for month N/A                        434 Olds Station Road
                                           Wenatchee, WA 98801
Security Deposit: $30,801.60               Tel: 509-664-8000
                                           Fax: 509-664-6868
                                           Attn: Sheryl A. Symonds

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Term (See ss. 3)

Commencement Date: Estimated:
1 1 /1 5/97

Rent Commencement Date:  Estimated
2/1 /98

Expiration Date:  Estimated:
1 1/1 4/2003

Length of Term:  72 months

Permitted Use (See ss. 7)

General office, product development and
light manufacturing purposes

Operating Expenses (See ss. 8)

Tenant's Share       50% of Operating Expenses

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1A.   Special Lease Terms. The following additional special lease terms shall apply. To the extent of any inconsistency between the special lease terms in this Section 1A and the other provisions of this Lease, this Section 1A shall control.

      1A.1 Operating Expenses. Tenant's payment of Tenant's Share of Operating Expenses shall commence on the Commencement Date.

      1A.2   Option to Extend Term.

             1A.2.1 Tenant shall have one option to extend the Term of this Lease for an additional five year period. Tenant's option may be exercised by Tenant only by written notice of exercise to Landlord no earlier than 12 months and no later than 9 months prior to the expiration of the then-effective Term.

             1A.2.2 Upon such exercise, the parties shall be obligated under all the terms and conditions of this Lease through the extended Term, except that Base Monthly Rent during the extension of the Term shall be equal to the higher of (i) the Base Monthly Rent in the final month of the then-effective Term or (ii) 100% of the fair market rent for the Premises as of 30 days after Tenant's notice of exercise.

             1A.2.3 Within 20 days of Tenant's notice of exercise, Landlord shall propose a Base Monthly Rent for the extended Term. The parties shall negotiate in good faith, but if they are unable to agree upon such Base Monthly Rent by 30 days after the delivery of Landlord's proposal, then either party may elect to cause such Base Monthly Rent to be determined by reference to the appraised fair market rent. Such election shall be made by such party by notice to the other party, including in such notice the designation of an appraiser. The other party may accept such appraiser or designate another appraiser within 10 days of such notice. If it does not designate another appraiser in such period, it shall be deemed to have accepted the first appraiser. If a second appraiser is designated, the two appraisers shall promptly appoint a third appraiser.

             1A.2.4 Each appraiser shall determine the fair market rent for the Premises for the extended Term by reference to all factors deemed appropriate in his or her professional opinion, and notify the parties within 30 days of the date of appointment of the last appraiser of such fair market rent. The Base Monthly Rent for the extended Term shall be calculated as provided in Section 1A.2.2 by reference to the fair market monthly rent determined by the single appraiser or, if there are

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             three appraisers, the mean average of the two closest fair market monthly rents.

             1A.2.5 All appraisers under this appraisal provision shall be independent certified professional appraisers with at least five years' experience appraising office properties/business park complexes in north King County and/or south Snohomish County. If there are three appraisers, each party shall pay for the cost of its designated appraiser and 50% of the cost of the third appraiser, It there is only one appraiser, each party shall pay 50% of the cost of such appraiser.

             1A.2.6 Tenant may not exercise its option to renew the Term at any time in which it is in Default under this Lease. If Tenant has received notice of Default, under this Lease after exercise of its option to extend the Term but before the commencement of the extended Term, and any applicable cure period has expired without cure having been accomplished, Landlord may, in addition to its other remedies under this Lease, elect to terminate such extension by notice in writing to Tenant, whereupon the Term shall expire without any such extension.

      1A.3 Sublease; Assignment. Landlord's consent to any proposed sublease or assignment of all or any part of the Premises shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord's rejection of any proposed subtenant or assignee based upon Landlord's determination, in the exercise of its sole discretion, that use of the Premises by such proposed subtenant or assignee is not allowed in the Business Park shall not be deemed to be an unreasonable withholding of Landlord's consent. To the extent that any subtenant's rent exceeds the Rent payable by Tenant under this Lease, Landlord and Tenant shall share equally in the amount by which Rent is exceeded. Tenant shall propose such assignment or sublease by written notice to Landlord, and such notice shall specify an effective date which shall be the first day of a calendar month and shall be not less than 30 days after the date of such notice.

             1A.3.1 Actions Not Deemed Assignment. An assignment or transfer by operation of law or by contract of this Lease by Tenant to (i) any corporation or partnership that controls, is controlled by, or is under common control with Tenant; or (ii) any corporation resulting from the merger or consolidation with the Tenant or to any entity that acquires substantially all of the Tenant's assets as a going-concern business, shall not constitute an assignment under this Lease.

             1A.3.2 Landlord's Consideration of Release Upon Assignment. If, in accordance with and subject to Section 1A.3.1, Landlord gives its

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             consent to Tenant's assignment of this Lease to the assignee proposed by Tenant (the "Assignee"), Landlord shall, if requested by Tenant, consider in good faith, but shall not be required to issue, the express written release of Tenant from its obligations under this Lease arising after the assignment to Assignee, provided
             (i) Assignee assumes and is fully responsible for all obligations of Tenant under this Lease arising after the date of such assignment pursuant to written documentation acceptable to Landlord and (ii) that Assignee is of commercial creditworthiness comparable to or exceeding that of Tenant, as reasonably determined by Landlord, considering such factors as the Assignee's balances of cash or cash equivalents at the time of the proposed assignment, Assignee's total stockholder's equity as measured by total assets less total liabilities, and profitability as measured by net income after taxes and other factors deemed material and relevant by Landlord. If Tenant requests such release, Tenant shall provide Landlord financial information relating to the commercial creditworthiness of the Assignee as requested by Landlord and certified by Assignee or its independent financial advisors to be true, complete and correct.

      1A.4 Signage. Interior signage shall be provided by Landlord identifying Tenant at the main entrance to the Premises; and building directory signage shall be provided by Landlord identifying Tenant at the main building lobby; provided, however, maintenance of such signage shall constitute an Operating Expense. At Tenant's expense, Tenant shall have the right to install an identifying signage on the Building in accordance with and limited to the following criteria: subject to the Development Standards for Quadrant Monte Villa Center and applicable City of Bothell Codes.

2. Premises. Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the Premises described on Exhibit A-1 and consisting of approximately the square feet designated in Section 1. The Premises are a part of the Building, located on the real property described on Exhibit A-2 ("Property"). The Premises, Building, and Property are part of a business park described on Exhibit A-3 ("Business Park").

3.    Term.

      3.1 The term of this Lease ("Term") shall commence on the Commencement Date set forth in Section 1, subject to Section 4.

      3.2 The Term shall expire on the Expiration Date set forth in Section 1, unless sooner terminated or extended as provided in this Lease.

4.    Tenant Improvements: Early Possession: Delayed Delivery of Possession.

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      4.1    Any improvements to or construction on the Premises shall be carried out in accordance with the Work Letter attached as Exhibit 6 and incorporated herein by this reference.

      4.2 If Landlord permits Tenant to occupy the Premises prior to the Commencement Date set forth in Section 1 , the Commencement Date shall be such date of occupancy. Tenant's occupancy prior to the originally scheduled Commencement Date shall be subject to all the provisions of this Lease and shall not advance the Expiration Date.

      4.3 If Landlord for any reason, other than Force Majeure or Tenant Delay (as defined in the Work Letter), cannot deliver possession of the Premises to Tenant at the estimated Commencement Date of November 15, 1997, then (i) the Commencement Date shall be the date on which possession of the Premises is delivered to Tenant, (ii) this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, (iii) the Rent Commencement Date shall be delayed one day for each one day delay in the estimated Commencement Date of November 15, 1997,
             (iv) the Expiration Date shall be adjusted so that the length of the Term remains as provided in Section 1 , and (v) Landlord and Tenant shall execute an amendment to this Lease setting forth the adjusted Commencement Date and Expiration Date.

5.    Rent

      5.1    Tenant shall pay to Landlord the Base Monthly Rent specified in
             Section 1 and the Additional Rent as set forth in Section 8 and elsewhere in this Lease (the Base Monthly Rent and the Additional Rent are collectively referred to as "Rent"). Rent shall be paid in advance, on or before the first day of each calendar month of the Lease Term of each month of the Term of this Lease; provided, however, that the first full calendar month's Rent, and any portion of a partial month preceding such first calendar month shall be paid by Tenant on the Commencement Date.

      5.2 Except as otherwise expressly provided in this Lease rent shall be paid without prior notice, demand, set off, counterclaim, deduction or defense and, without abatement or suspension.

      5.3 Payment of Rent shall begin on the Rent Commencement Date set forth in Section 1, subject to Section 4. Rent for any period during the Term that is for less than one month shall be prorated for the actual number of days in such period.

      5.4 All Rent shall be paid to Landlord at the address for notices set forth in Section 1, in lawful money of the United States of America, or to such other person or at such other place as Landlord may from time to time designate in writing.

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6.    Prepaid Rent and Security Deposit.

      6.1 Upon execution of this Lease, Tenant shall pay to Landlord the Prepaid Rent and Security Deposit set forth in Section 1 (the Prepaid Rent and the Security Deposit collectively, "Deposit").

      6.2 Landlord shall have the right to all or any part of the Deposit to cure any Default by Tenant under this Lease or to compensate Landlord for actual damages sustained by Landlord as a result of such Default. In the event of any such application of the Deposit, Tenant shall, on written demand, pay to Landlord the amount necessary to replenish the Deposit to the amount set forth in
             Section 1 within five (5) business days.

      6.3 If Tenant is not in Default at the expiration or termination of this Lease, Landlord shall return the remaining Security Deposit to Tenant, less any amounts necessary to return the Premises to their original condition, reasonable wear and tear excepted and damage by insured casualty.

      6.4 In the event this Lease is terminated before the end of the Term for any reason, any Rent paid for any period after the date of such termination shall be treated as an addition to the Security Deposit.

      6.5 Landlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord may maintain the security deposit separate from Landlord's general funds or may commingle the Security Deposit with other funds of Landlord. No interest shall accrue for Tenant on the Deposit.

7.    Use of Premises

      7.1    Tenant shall use the Premises only for the purpose set forth in
             Section 1. Tenant acknowledges that it has determined to its satisfaction that the Premises can be used for general office, product development and light manufacturing purposes. Tenant waives any right to terminate this Lease in the event the Premises cannot be used for such purposes during the Term. The Premises may not be used for any other purpose without Landlord's written consent.

      7.2 Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the cost of or affect any fire or other insurance upon the Building or any part thereof or any of its contents, or cause cancellation of any insurance policy covering the Building or any part thereof or any of its contents; provided, however that Tenant may do or permit, an action that increases the cost of, or affects insurance on the Buildings or any part thereof or any of its contents if Tenant pays the increased cost directly to Landlord upon receipt of a verified invoice showing such increased cost directly attributable to such activity.

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             Tenant's use of the Premises for the uses described in this Section shall be permitted without additional cost to Tenant, regardless of the impact on the cost of insurance.

      7.3 Tenant shall not do or permit anything to be done in or about the Premises that will obstruct or interfere with the rights of other tenants or occupants of the Building or Business Park or injure them or their property, or use or allow the Premises to be used for any unlawful purpose or in any way constituting a nuisance; provided, Tenant shall be entitled to conduct its operations, including without limitation product development and light manufacturing at the Premises, and provided further, that Landlord shall give Tenant notice and an opportunity to both challenge and cure any action that allegedly obstructs, interferes or creates a nuisance at the Premises. The cure period shall be of reasonably sufficient time to allow Tenant to make any required changes to its operations without substantial interruption of its business.

8.    Additional Rent for Operating Expenses.

      8.1 Tenant shall pay, as Additional Rent, Tenant's Share, as set forth in Section 1, of all Operating Expenses.

      8.2 Tenant's Share shall be the percentage of all Operating Expenses for the Building set forth in Section 1.

      8.3 "Operating Expenses" means all expenses and charges paid or accrued by Landlord during the relevant accounting period in the operation of the Building, Property and Common Areas (as defined in Section
             10), as a first-class facility, including without limitation the items set forth in this Section 8.3, but excluding the items set forth in Section 8.4: (i) all real property taxes, assessments and other general or special charges levied during the Term by any public, governmental or quasi-governmental authority against the real or personal property included in the Building or the Property, including without limitation Landlord's personal property used exclusively in the maintenance, repair or operation of the Building or the Property, or any other tax on the leasing of the Building or on the rents from the Building (other than any federal, state or local income, franchise, excise transfer, gift or estate tax); (ii) any and all assessments Landlord must pay for the Building or Property pursuant to an applicable Declaration of Covenants, Conditions, Restrictions and Easements for the Business Park ("CC&R's"), transportation or any other improvement monitoring or management plan, or any other covenant, condition or reciprocal easement agreements; (iii) electricity, gas and similar energy sources, refuse collection, water, sewer and other utility services for the Building and the Property; provided, however, to the extent that any such services are separately metered to Tenant, Tenant shall pay the actual separately incurred charges; (iv) all licenses, permits and inspection fees, property management fees paid to independent or affiliated contractors or to Landlord, and legal, accounting and other professional expenses directly applicable to the maintenance of the Premises, provided the same is at a competitive market rate; (v) janitorial cleaning with respect to the Common Areas and

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             window washing, provided the same is at a competitive market rate;
             (vi) all reasonable costs of improvements or alterations to the Building, Property and Common Areas required by Laws, to save labor, or reduce Operating Expenses; (vii) all premiums and deductibles (if such deductibles are paid by Landlord and further provided that Operating Expenses shall not include deductibles on Landlord's liability or casualty insurance policies in excess of $10,000, whichever is greater) for liability, property damage, casualty, automobile, garage keeper's, rental loss, compensation or other insurance maintained by Landlord for the Building or Property; (viii) the cost (amortized over the expected useful life of such improvements in accordance with generally accepted accounting principles without regard to the Term of this Lease) of any capital improvements made to the Property, Building or Common Areas by Landlord for the replacement of any Building equipment needed to operate the Building or the Common Areas at the same quality levels as prior to the replacement, (ix) air conditioning, heating, ventilating, elevator maintenance, supplies, materials, equipment, tools, including the repair and maintenance of the plumbing, heating, ventilating, air conditioning and electrical systems of the Building; (x) maintenance costs, including utilities and payroll expenses, rental of personal property used in maintenance and all other upkeep of parking and Common Areas, including landscaping; (xi) costs and expenses of repairs, resurfacing, monitoring, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves, (xii) costs incurred in the management of the Building and Property (including supplies, wages and salaries of employees to the extent used in the management, operation and maintenance thereof and payroll taxes and similar governmental charges with respect thereto; (xiii) any other expense or charge whether or not described above that in accordance with generally accepted accounting and management practices is properly an expense of maintaining, operating or repairing the Building, Property or Common Areas. Operating Expenses shall not include depreciation on the Building or equipment therein, Landlord's executive salaries, real estate brokers' commissions, and costs or expenses for which Landlord is reimbursed or indemnified, by an insurer or condemnor, tenant (except insofar as such reimbursement constitutes Operating Expenses hereunder) or otherwise. Landlord shall not collect more than 100% of Operating Expenses and shall not recover any item of cost more than once.

      8.4    The following items shall not be included in Operating Expenses:
             (i) Costs of any special services for any tenants of the Building (including Tenant) for which a special charge is made; (ii) Costs or expenses for which Landlord is reimbursed or indemnified, by an insurer, condemnor, tenant or otherwise; (iii) Leasing expenses, including leasing commissions, legal expenses, rent concessions, and the cost of refurbishment or tenant improvements carried out for other tenants, and advertising and promotional expenses incurred in connection with leasing or sale of the Building; (iv) Legal expenses arising out of any disputes with tenants or the enforcement of the terms of any leases in the Building; (v) Interest or principal payments on any mortgage financing for or secured by the Building or the Business Park; (vi) Cost of the original construction of the Building or the Business Park; (vii) Landlord's general overhead expenses not related to the

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             Building; (viii) Expenses for painting, redecorating or other work which Landlord performs for any other tenant of the Building and/or the Business Park; (ix) Expenses for repairs or other work occasioned by fire, windstorm or other insured casualty; and (x) Any other expense which, under generally accepted accounting principles and real estate management practices, would not be considered a reasonable maintenance, operating or repair expense;
             (xi) costs incurred because Landlord or another tenant violated the terms of this Lease or any other lease; (xii) costs incurred in operating the parking facilities for the Building except to the extent that the costs for operating the parking facilities exceed the revenues generated from operating the parking facilities;
             (xiii) costs incurred to remedy structural defects in original construction Materials or installations of the structural portions of the Building, or to remedy defects or violations in the Building or Premises by reason of any Laws; (xiv) any costs, lines or penalties incurred because Landlord violated any Law, government rule or authority; (xv) interest or penalties incurred because of Landlord's failure to timely pay any assessments, costs or charges imposed on Landlord under the CC&R's: (xvi) penalties or interest for late payment of any taxes, costs, expenses or disbursements, payable by Landlord; (xvii) marketing expenses and the costs of promotions for the Building or any other tenant therein. Landlord shall not collect more than 100% of Operating Expenses and shall not recover any item of cost more than once.

      8.5 Prior to each January 1 of the Term, Landlord shall furnish Tenant a written statement of the estimated monthly Tenant's Share of Operating Expenses for the coming calendar year. The estimated monthly Tenant's Share of Operating Expenses for the period before the first January 1 after the Commencement Date is set forth in
             Section 1. Landlord may, by written notice to Tenant, revise its estimate of Tenant's Share of Operating Expenses from time to time.

      8.6 Tenant shall pay, as Additional Rent, the monthly estimated Operating Expenses then in effect, and such payment shall be made in the same manner as Base Monthly Rent.

      8.7 Within 90 days after each January 1 during the Term, or as soon thereafter as practicable, but not later than 150 days after January 1, Landlord shall deliver to Tenant a written statement setting forth the actual Operating Expenses and Tenant's Share thereof during the preceding calendar year (or portion of such calendar year after the Commencement Date). To the extent Tenant's Share of such actual Operating Expenses exceeded the estimated Tenant's Share thereof paid by Tenant, Tenant shall pay Additional Rent to Landlord within 30 days after receipt of such statement by Tenant. To the extent Tenant's Share of such actual Operating Expenses was less than the estimated Tenant's Share thereof paid by Tenant, Tenant shall receive a credit against its next payable Rent or such amount shall otherwise be promptly refunded to Tenant as Landlord determines in its sole discretion.

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      8.8    If this Lease shall expire or otherwise terminate other than on a
             December 31, Landlord may in its discretion make a special determination of Tenant's Share of actual Operating Expenses for the partial calendar year ending on the date of such expiration or other termination, or may defer such determination until its usual reconciliation of Operating Expenses for the Building for the entire calendar year. The excess actual Tenant's Share for such partial calendar year shall be paid to Landlord, or the excess estimated Tenant's Share already paid by Tenant, as the case may be, shall be paid by Tenant to Landlord or Landlord to Tenant, as the case may be, within 30 days of such determination.

      8.9 Landlord shall have the same rights with respect to Tenant's nonpayment of Tenant's Share of Operating Expenses as required under this Lease as it has with respect to any other nonpayment of Rent under this Lease.

9.    Maintenance and Repair Responsibility

      9.1 Tenant shall, at its expense, clean, maintain, and keep in good repair throughout the Term the entire Premises (from exterior or demising wall to exterior or demising wall, and subfloor to ceiling) and all appurtenances thereto, including without limitation signs, windows, doors, electrical, computer cabling, lighting and plumbing, patios, decks, service areas and similar areas for Tenant's exclusive use whether inside or outside the Premises, and Tenant's fixtures, unless this Lease specifically provides otherwise.

      9.2 Landlord shall at its expense maintain and repair any separate heating, ventilating, and air conditioning system that is exclusive to the Premises ("HVAC System"), unless Landlord approved, in its reasonable discretion, the maintenance of such HVAC System by Tenant; provided, however, in all cases that the cost of such maintenance services shall be paid by Tenant and shall not constitute an Operating Expense.

      9.3 Tenant shall surrender the Premises to Landlord upon the expiration or sooner termination of this Lease, in the same condition as when received, excluding ordinary wear and tear and damage by casualty.

      9.4 Except as specifically provided elsewhere in this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof. Tenant affirms that Landlord has made no representations to Tenant about the condition of the Premises or the Building, except as specifically herein set forth.

      9.5 Notwithstanding Sections 9.1 through 9.4, but subject to Section 15, Landlord shall, at its expense (and without reimbursement as Operating Expenses or other pass through to Tenant), repair and maintain the structural portions of the Building which shall constitute the foundation, bearing and exterior walls, subflooring, and roof structure.

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             Landlord shall give reasonable advance notice to Tenant of such repairs to the extent practical and feasible.

      9.6 Tenant waives the right to make repairs at Landlord's expense under any law, statute, or ordinance now or hereafter in effect. However, Tenant shall have the repair rights in Section 18.4.

10.   Common Areas.

      10.1 Landlord shall maintain the Common Areas in good condition at all times, the cost of which shall (consistent with Section 8) constitute an Operating Expense. Landlord shall have the right to establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use, and operation of the Common Areas to the extent such rules and regulations are not inconsistent with the terms of this Lease or contrary to Laws, do not unreasonably interfere with or impair Tenant's operations, or are not unreasonably discriminatory among tenants or owners at the Building. Landlord may make changes to the Common Areas, including without limitation changes in the location of lobbies, driveways, entrances, exits, vehicular parking spaces, parking areas, pedestrian and bicycle trail areas, or the direction of the flow of traffic, to the extent such changes to the Common Areas are not inconsistent with the terms of this Lease or contrary to Laws, do not unreasonably interfere with or impair Tenant's operations, or are not discriminatory among tenants or owners at the Building.

      10.2 In this Lease, "Common Areas," means all parts of the Building and related land areas and facilities outside the Premises and the premises leased or available for lease to other tenants, but constituting a part of Business Park. Common Areas include without limitation:

             10.2.1 the structural portions of the Building which shall constitute the foundation, bearing and exterior walls, subflooring, and roof structure;

             10.2.2 the Building's common entrances, lobbies, restrooms, elevators, stairway and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common plumbing, sewage, electrical and telecommunications and data communications systems, pipes conduits, wires and appurtenant equipment of the Building serving the Premises;

             10.2.3 the open areas, landscaped areas, sidewalks, pedestrian walkways and patios, roadways, pedestrian and bicycle trails, driveways, parking areas, utility systems and facilities, service areas, refuse areas and all other areas in the Business Park and available for use in common with all tenants, guests and invitees of the Business Park (to the extent such areas are governed by the CC&R's and the costs of maintaining such areas is assessed to Landlord under

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
             the CC&R's), located outside the Premises and the premises leased or available for lease to other tenants in the Business Park.

11.   Utilities and Services

      11.1 Provided that Tenant is not in Default under this Lease, Landlord shall cause to be furnished to the Premises the following utilities and services, during generally recognized business hours: electricity for normal lighting and office machines and heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises. Janitorial services to the Premises will be provided by Tenant, at Tenant's sole expense; provided the janitorial service contractor is acceptable to Landlord.

      11.2 The provision and use of such utilities and services shall be in accordance with any applicable rules and regulations under this Lease. If Tenant requires or utilizes more water or electrical power than is considered reasonable or normal by Landlord, Landlord may at its option require Tenant to pay, as Additional Rent, the cost, as fairly determined by Landlord, incurred in such extraordinary usage.

      11.3 At Tenant's request, Landlord shall furnish, at Tenant's expense, heat and air conditioning outside of generally recognized business hours, at rates to be established from time to time by Landlord, and to be paid by Tenant as billed by Landlord.

      11.4 To the extent that the Premises are separately metered or sub-metered for Tenant's use of any utilities or services, Tenant shall pay for such use in the same manner as Rent, or shall pay the cost thereof directly to the service provider, and in either event such charges shall constitute Additional Rent hereunder.

      11.5 In the event of any failure or interruption of such utilities and service, Landlord shall diligently and continuously take appropriate action to attempt to resume service promptly, including reasonable interim solutions, at Landlord's expense, pending a permanent restoration. Tenant shall not be entitled to any abatement or reduction of Rent by reason of any failure or interruption of utilities or services, no eviction of Tenant shall result from any such failure or interruption, and Tenant shall not be relieved from the performance of any obligation in this Lease because of such failure or interruption.

12. Limits on Landlord's Liability. Landlord's liability in respect of its obligations under Sections 9, 10 and 11 to repair and maintain portions of the Premises, Building and Common Areas and to provide utilities and services (collectively, "Repair and Service Obligations") is subject to the following limitations:

      12.1 Landlord shall not be liable for any failure of Repair and Service Obligations when such failure is caused by (i) strikes, lockouts or other labor disturbance or labor dispute of any character, (ii) governmental regulation moratorium or other government action, (iii) inability despite the exercise of reasonable diligence to obtain electricity, water, fuel from the providers thereof, (iv) acts of God, or (v) any other cause beyond Landlord's reasonable control.

      12.2 Subject to Section 12.1, Landlord shall not be liable for any failure of Repair and Service Obligations, unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance or of the interruption of services is given to Landlord by Tenant.

      12.3 To the extent that maintenance and repairs to the Premises, Building or Common Areas are caused in part or in whole by the act, neglect, fault, or omission of any duty by Tenant, its agents, servants, employees, or invitees, Tenant shall pay to Landlord the costs of such maintenance and repairs.

      12.4 Except as specifically provided in Sections 15 and 16, there shall be no abatement of Rent in any circumstance under this Lease.

      12.5 Landlord shall not be liable for any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portion of the Building, the Premises, the Property, or the Common Areas, or to fixtures, appurtenances, and equipment therein, or the failure of Repair arid Service Obligations.

      12.6 Without limiting the generality of this Section 12, in no event shall Landlord have any liability for consequential damages resulting from any act or omission of Landlord in respect of its Repair and Service Obligations, even if Landlord has been advised of the possibility of such consequential damages.

13. Alterations and Additions by Tenant. With the prior written consent of Landlord, Tenant may make at its expense additional improvements or alterations to the Premises; provided that no consent shall be required for minor, non-structural alterations, repairs or new construction at an estimated cost of less than $2,500 per individual alteration, repair or new construction and $25,000 in the aggregate for the Term. Landlord shall have notice of all alterations, repairs or new construction, and all repairs or new construction by Tenant shall be done in conformity with plans and specifications approved by Landlord, by contractors approved by Landlord, and subject to Landlord's reasonable rules and regulations regarding such construction. All work performed shall be done lien-free in a workmanlike manner and shall become the property of Landlord. For work requiring Landlord's consent, Landlord may require that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to 150% of the estimated cost of any improvements, additions, or alterations in the Premises. Landlord shall not unreasonably withhold, condition or delay its consent to Tenant's proposed alterations or improvements if the conditions of this Section 13 are satisfied. By providing Tenant with written notice of such requirement at the time Landlord gives its consent, Landlord may require Tenant to remove any improvements or alterations at the expiration or termination of the Term, such removal to occur at Tenant's expense; and Tenant shall repair all damage to the Premises or Building occurring as a result of such removal. In the event Tenant fails to remove any improvements or alterations as required by Landlord or repair any damage occurring during such removal, Landlord shall be entitled to remove any improvements or alterations or make such repairs, at Tenant's expense, and shall further be entitled to draw upon the Deposit.

14.   Insurance: Indemnity

      14.1 Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for injury or damage to any person or property in or about the Premises, Building, Property or Common Areas by or from any cause whatsoever, including without limitation any acts or omissions of any other tenants, licensees or invitees of the Building.

      14.2 Tenant shall indemnify and defend (using legal counsel acceptable to Landlord) Landlord and hold Landlord harmless, from and against any and all loss, cost, damage, liability and expense (including reasonable attorneys' fees) whatsoever that may arise out of or in connection with Tenant's occupation, use or improvement of the Premises, or that of its employees, agents or contractors, or Tenant's breach of its obligations under this Lease. To the extent necessary to fully indemnify Landlord from claims made by Tenant or its employees, this indemnity constitutes a waiver of Tenant's immunity under the Washington Industrial Insurance Act, RCW Title
             51. This indemnity shall survive the expiration or termination of the Term.

      14.3 The exculpation, release and indemnity provisions of Sections 14.1 and 14.2 shall not apply to the extent the subject claims thereunder were caused by Landlord's gross negligence or willful misconduct. However, in no event shall Landlord be liable to Tenant for consequential damages.

      14.4 Landlord and Tenant shall each procure and maintain throughout the Term at their respective expense, the following insurance:

             14.4.1 Comprehensive general liability insurance, insuring them against liability arising out of the Lease and the use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than $5,000,000 combined single limit per occurrence and in the aggregate for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use but excluding items covered by the other party's insurance). Such policy shall insure the operations of independent contractors and contractual liability (covering the indemnity in Section 14.2) and shall: (i) name the other party as an additional insured, (ii) provide a waiver of subrogation endorsement with respect to Landlord, and
             (iii) provide that it is
             primary and noncontributing with any insurance in force or on behalf of the other party.

             14.4.2 Property insurance insuring against the perils of fire, vandalism, malicious mischief, special perils and sprinkler leakage ("All-Risk") or special form equivalent. This insurance policy shall be upon all persona property for which the party purchasing it is legally liable or that was installed at such party's expense, and that is located in the building or Premises, including without limitation all such party's furnishings, fixtures, furniture, fittings, and equipment and all improvements to the Premises installed by such party in an amount not less than 90% of the full replacement cost thereof. Such policy shall also include business interruption coverage, covering direct and indirect loss of Tenant's earnings attributable to Tenant's inability to use fully or obtain access to the Premises or Building, in an amount as will properly reimburse Tenant and covering direct, indirect, and loss of Landlord's earnings attributable to abatement of rent or termination of this Lease. Such policies shall name Tenant, Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

             14.4.3 Workman's Compensation and Employer's Liability Insurance (as required by state law).

             14.4.4 Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant or landlord would protect itself.

      14.5 All policies of insurance to be obtained hereunder shall be in a form satisfactory to both parties and shall be issued by insurance companies holding a General Policyholder Rating of "A" and a Financial Rating of "X" or better in the most current issue of Best's Insurance Guide. Both parties shall provide each other with certificates of such insurance. No such policy shall be cancelable or reducible in coverage except after 30 days' prior written notice to the other party. Each party shall, within ten days prior to the expiration of such policies, furnish the other with renewals or "binders" thereof.

      14.6 The proceeds of any insurance policies shall be payable first to the person paying the premium for such insurance, subject to the obligations to rebuild and restore the Premises with such proceeds as otherwise provided in this Lease.

      14.7 Landlord shall maintain liability and casualty insurance for the Building and Property adequate in Landlord's judgment to cover (with deductibles deemed appropriate by Landlord) the risks customarily insured against by owners of properties similar to the Building.

      14.8 Anything in this Lease to the contrary notwithstanding, Tenant and Landlord each waives its entire right of recovery, claims, actions, or causes of action against the other for loss or damage to the Premises, Building, or Property or any personal property of such party therein that is caused by or incident to the perils insured against under the terms of the insurance policies carried by the waiving party and in force at the time of damage or loss. Tenant and Landlord each waives any right of subrogation it may have against the other party to the extent of recovery under any such insurance, and shall cause each insurance policy obtained by it to provide that the insurance company waives all right to recovery by way of subrogation against the other party in connection with any such loss or damage. If either Landlord or Tenant is unable to obtain its insurer's permission to waive any claim against the other party, such party shall promptly notify the other party of such inability. Nothing in this Section shall be interpreted to have the effect of relieving or modifying any obligation of any insurance company, and shall be void to the extent it would have such effect.

      14.9 Each of Landlord and Tenant shall endeavor to promptly notify the other of any casualty or accident occurring in or about the Premises.

15.   Destruction.

      15.1 If the Premises or the Building is damaged or destroyed by fire, earthquake, or other casualty to the extent that they are untenantable in whole or in part by Tenant for the continued operation of its business, then Landlord shall have the right but not the obligation to proceed with reasonable diligence to rebuild and restore the Premises or the Building or such part thereof.

      15.2 Landlord shall within 30 days after such damage or destruction notify Tenant whether Landlord intends to rebuild. If Landlord fails to notify Tenant within such period, then this Lease shall terminate at 12:01 AM on the 31st day following the damage or destruction. If Landlord notifies Tenant that it intends to rebuild, then Landlord shall commence immediately and continue with diligence until such repair and restoration is complete.

      15.3 During the period from destruction or damage until restoration (or termination of this Lease), Rent shall be abated in the same ratio as that portion of the Premises which Landlord and Tenant determine is unfit for occupancy shall bear to the whole Premises. If damage is due to the fault or neglect of Tenant or its agents, employees, invitees, or licensees, there shall be no abatement of Rent.

      15.4 Unless due to the fault or neglect of Landlord, Landlord shall not be require to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, paintings, floor covering, or any other improvements to the Premises installed by Tenant. Instead, if Landlord repairs or rebuilds the Premises under this Section 15, Tenant shall repair or rebuild such Tenant-installed improvements and other items of property

      15.5 Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, the property of Tenant, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction, or restoration.

16.   Condemnation.

      16.1 If all or part of the Premises are taken under power of eminent domain, or sold under the threat of the exercise of said power, this Lease shall terminate as to the part so taken as of the date the condemning authority takes possession.

      16.2 If more than 25% of the floor area of Premises is taken by consideration, Landlord or Tenant may, by written notice to the other within ten days after notice of Such taking, terminate this Lease as to the remainder of the Premises as of the date the condemning authority takes possession.

      16.3 If Landlord or Tenant does not so terminate, this Lease shall remain in effect as to such remainder, except that the Rent shall be reduced in the proportion that the rentable floor area taken bears to the original rentable total floor area. However, if circumstances make abatement based on floor area unreasonable, the Rent shall abate by a reasonable amount to be determined by Tenant and Landlord. In the event that neither Landlord nor Tenant elects to terminate this Lease, Landlord's responsibility to restore the remainder of the Premises shall be limited to the amount of any condemnation award allocable to the Premises, as determined by Landlord.

      16.4 Any award for the taking of all or part of the Premises under the power of eminent domain, including payment made under threat of the exercise of such power, shall be the property of Landlord, whether made as compensation for diminution in value of the leasehold or for the taking of the fee or as severance damages. Tenant shall only be entitled to such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right for the loss of or damage to improvements to the Premises installed by Tenant, Tenant's trade fixtures and removable personal property. Landlord shall not be liable to Tenant for the loss of the use of all or any part of the Premises taken by condemnation.

      16.5 Landlord shall have the exclusive authority to grant possession and use to the condemning authority and to negotiate and settle all issues of just compensation or, in the alternative, to conduct litigation concerning such issues; provided, however, that Landlord shall not enter into any settlement of any separate award that may be made to

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
             Tenant as described in Section 16.4 without Tenant's prior approval of such settlement, which approval shall not be unreasonably withheld.

17.   Assignment and Subletting.

      17.1 Except as provided in Section 1A.3, Tenant shall not assign this Lease, or sublet the Premises or any part thereof, either by operation of law or otherwise, or permit any other party to occupy all or any part of the Premises, without first obtaining the written consent of Landlord. Tenant shall propose such assignment or sublease by written notice to Landlord, and such notice shall specify an effective date which shall be the first day of a calendar month and shall be not less than 60 days after the date of such notice. This Lease shall not be assignable by operation of law. Tenant shall further provide to Landlord other information and creditworthiness materials concerning any proposed assignee or sublessee as is requested by Landlord.

      17.2 Except as provided in Section 1A.3, if Tenant is a corporation, any transfer of this Lease from Tenant by merger, consolidation, or liquidation, or any change in the ownership of or power to vote 50% or more of the outstanding voting stock of Tenant shall constitute an assignment under this Lease; provided, however that the foregoing provision shall not apply if the stock of Tenant is publicly traded. If Tenant is a partnership or limited liability company, any change in the identity or majority ownership of partners or members in Tenant serving as general partner or manager or owning 50% or more of the outstanding economic interests in such entity shall constitute an assignment under this Lease.

      17.3 If this Lease is assigned pursuant to the provisions of the Revised Bankruptcy Act, 11 U.S.C. Section 101 et seq., any and all consideration paid or payable in connection with such assignment shall be Landlord's exclusive property and paid or delivered to Landlord, and shall not constitute the property of tenant or tenant's estate in bankruptcy. Any person or entity to whom the Lease is assigned pursuant to the Revised Bankruptcy Act shall be deemed automatically to have assumed all of Tenant's obligations under this Lease.

      17.4 In the event of any sale of the Building or Property, or any assignment of this Lease by Landlord, Landlord shall be relieved of all liability under this Lease arising out of any act, occurrence, or omission occurring after sale or assignment; and the purchaser or assignee at such sale or assignment or any subsequent sale or assignment of this Lease, the Property, or Building, shall be deemed without any further agreement to have assumed all of the obligations of the Landlord under this Lease accruing after the date of such sale or assignment.

      17.4 Subject to the provisions of this Section 17, this Lease shall be binding upon and inure to the benefit of the parties, their heirs, successors and assigns.

18.   Default.

      18.1 The occurrence of any one or more of the following events shall constitute a material default and breach of the Lease by Tenant ("Default"):

             18.1.1 vacation or abandonment of all of the Premises for a period exceeding, 90 days;

             18.1.2 failure by Tenant to make any payment required as and when due, where such failure shall continue after five days' written notice from Landlord;

             18.1.3 failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease, other than the making of any payment, where such failure shall continue after 30 days' written notice from Landlord; provided, however, that if the Default is one that is capable of cure with the passage of time, the time required to cure such failure shall reasonably require greater than 30 days, then no Default shall occur so long as Tenant is continuously and diligently pursuing such a cure, and completes such cure within a 1 20 day period; or

             18.1.4 the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the same is dismissed within 30 days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; (iv) the seizure by any department of any government or any officer thereof of the business or property of Tenant; and (v) adjudication that Tenant is bankrupt.

      18.2 Tenant shall notify Landlord promptly of any Default by Tenant that by its nature is not necessarily known to Landlord.

      18.3 Landlord shall be in default if it fails to observe or perform any of the covenants, conditions, or provisions of this Lease, where such failure shall continue after 30 days' written notice from Tenant; provided, however, that if the nature of Landlord's obligation is such that more than 30 days are required for performance, Landlord shall not be in default if Landlord commences performance within 30 days after Tenant's notice and thereafter completes such performance diligently and within a reasonable time. Tenant shall copy Landlord's lender with any such notice of default, if Tenant has been provided with the name and address of any such lender.

      18.4 Subject to Sections 15 and 16 of this Lease, in no event shall a default by Landlord under this Lease give rise to any right of Tenant to terminate this Lease or withhold or offset the payment of Base Monthly Rent or Additional Rent. Notwithstanding the foregoing, if Landlord has failed to cure the claimed default by Tenant as set forth in

             Section 18.3 with respect to Landlord's Repair and Service Obligations, or if Landlord has failed to dispute the claimed default and mediation pursuant to Section 37 has not occurred, or if Landlord has disputed the claimed default and mediation pursuant to Section 37 has been resolved in favor of Tenant, then Tenant may, but is not required to, make such maintenance and repairs or perform such obligations and pay the cost thereof and thereafter seek to collect such costs from Landlord. The obligations of Tenant to pay Base Monthly Rent and Additional Rent shall continue unaffected in all events unless suspended or terminated pursuant to an express provision of this Lease or an unless judgment has been entered against Landlord on account of a default by Landlord under this Lease, in which event Tenant may offset the amount of such judgment against Rent.

      18.5 If Tenant was not obligated to pay Base Monthly Rent or Additional Rent for any period of time after the Commencement Date ("Rental Concession"), any such Rental Concession shall be canceled if Landlord terminates this Lease due to Tenant's Default at any time during the Term. In the event of such cancellation, Tenant shall be obligated to pay Base Monthly Rent and/or Additional Rent, as the case may be, as though there were no Rental Concession in the Lease, and Tenant shall promptly on demand refund to Landlord the amount of any Rental Concession already taken, without regard to whether this Lease is terminated by Landlord as a result of Tenant's Default.

19.   Remedies in Default.

      19.1 In the event of any Default by Tenant, Landlord may, at any time without waiving or limiting any other right or remedy, do any one or more of the following: (i) re-enter and take possession of the Premises, (ii) pursue any remedy allowed by law or equity, and/or
             (iii) terminate this Lease.

      19.2 Whether Landlord has elected to terminate this Lease or not, Tenant agrees to pay Landlord the reasonable cost of recovering possession of the Premises, the reasonable expenses of reletting, and any other reasonable costs or damages arising out of Tenant's Default, including without limitation the reasonable costs of removing persons and property from the Premises, the reasonable costs of preparing or altering the Premises for reletting, broker's commissions, and attorneys' fees; provided that Landlord diligently pursues reletting the Premises.

      19.3 No re-entry or taking possession of the Premises by Landlord pursuant to this Section 19, or acceptance of Tenant's keys to or surrender of the Premises shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

      19.4 Notwithstanding any reentry or termination, the liability of Tenant for the Rent shall continue for the balance of the Term, and Tenant shall make good to Landlord any deficiency arising from reletting the Premises at a lesser rent than the Rent provided for in this Lease. Tenant shall pay such deficiency each month as the amount thereof is ascertained by Landlord.

      19.5 Notwithstanding anything to the contrary herein, both Landlord and Tenant shall have the obligation to take reasonable steps to mitigate their damages caused by any default under this Lease.

20. Access. Tenant shall permit Landlord to enter the Premises at all reasonable times and upon 24 hours prior notice from Landlord (except in the event of emergency, when Landlord's access to the Premises shall be immediate, without notice) for the purpose of inspecting, altering, and repairing the Premises and the Building and ascertaining compliance with the provisions of this Lease by Tenant. The existence or exercise of such right of access shall not be construed as imposing any obligation on Landlord to inspect, discover or correct or repair any condition in the Premises or the Building. After notice to Tenant, Landlord may also show the Premises to prospective purchasers or tenants 150 days prior to Lease termination at reasonable times, provided that Landlord shall not materially interfere with Tenant's business operation.

21. Hold-Over Tenancy. If without execution of a new Lease or written extension Tenant shall hold over after the expiration or termination of the Term, with Landlord's written consent, Tenant shall be deemed to be occupying the Premises as a Tenant from month to month, which tenancy may be terminated as provided by law, unless the parties agree otherwise at the time of Landlord's consent. If Tenant shall hold over after expiration or termination of the Term without Landlord's written consent, the Base Monthly Rent payable shall be 125% of the Base Monthly Rent payable in the last month prior to expiration or termination of the Term, and Tenant shall continue to pay Additional Rent. During any such tenancy, Tenant shall continue to be bound by all of the terms, covenants, and conditions of this Lease, insofar as applicable.

22. Compliance with Law. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any applicable law, statute, ordinance, or governmental rule or regulation and the CC&R's and any other restrictive covenants and obligations created by private contracts which affect the use and operation of the Premises, Building, Common Areas or Business Park, now or hereafter in force ("Laws"). Tenant shall at its sole cost and expense promptly comply with all Laws, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the use or occupancy of the Premises. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action, whether Landlord be a party thereto or not, that Tenant has violated any Laws, shall be conclusive of the fact as between Landlord and Tenant. Tenant shall be obligated to pay for compliance with the requirements of the Americans with Disabilities Act of 1990 after the Commencement Date as they relate to the Tenant Improvements within the Building. Otherwise, Landlord shall be obligated for compliance of the Premises with such law, including without limitation any liability that arises due to design of the Premises that is violation of such law.

23. Rules and Regulations. Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate; to the extent such rules and regulations are not inconsistent with the terms of this Lease or contrary to Laws, do not unreasonably interfere with or impair Tenant's operations, are not discriminatory among tenants or owners at the Building. Landlord reserves the right from time to time to make all reasonable modifications to such rules and regulations consistent with this Section. Additions and modifications to rules and regulations shall be binding on Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any rules or regulations by any other tenants or occupants of the Building.

24. Parking. Tenant shall have the right to use, on an unassigned, self-park basis, in common with other tenants and occupants of the Building and Business Park, no fewer than the number of parking stalls specified in
      Section 1, located within the Building or the Business Park and which shall be available for use by all tenants of the Business Park, their guests and invitees, but which may, at Landlord's election, be designated by Landlord, (which designated parking facilities Landlord may change at any time and from time to time in its sole discretion), subject to the rules and regulations that may be established or altered for such parking facilities from time to time. Tenant shall comply with any and all private and governmentally imposed parking restrictions applicable to the Business Park, including without limitation, the requirements of all designations placed on parking stalls within the Business Park, such as car pool, visitor and designation for any tenant of the Business Park.

25. Estoppel Certificates. Tenant shall execute, within ten business days following Landlord's request, a certificate in such reasonable form as may be required by Landlord or a prospective purchaser, mortgagee or trust deed beneficiary, or Landlord's successor after a sale or foreclosure, certifying: (i) the Commencement Date of this Lease, (ii) that the Lease is unmodified and Tenant believes the Lease to be in full force and effect, (or if there have been modifications hereto, that Tenant believes the Lease is in full force and effect, and stating the date and nature of such modifications); (iii) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement, (iv) the dates to which the Base Monthly Rent, Additional Rent and other charges have been paid, and (v) any other information reasonably acceptable to Tenant and requested by the requesting party. Such certificate may be relied upon by Landlord and/or such other requesting party. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except to the extent represented by Landlord, that there are no uncured defaults in Landlord's performance under this Lease, and that not more than one month's Rent has been paid in advance. Tenant's failure to deliver said statement within ten business days of request, shall constitute Tenant's Default.

26. Subordination. Tenant agrees that this Lease shall be subordinate to the lien of any mortgage, deeds of trust, or ground leases now or hereafter placed against the Property or Building, and to all renewals and modifications, supplements, consolidations, and extensions thereof. Notwithstanding the foregoing, landlord reserves the right, however, to subordinate or cause to be subordinated any such mortgage, deed of trust or ground lease to this Lease. Upon

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      a foreclosure or conveyance in lieu of foreclosure under such mortgage or deed of trust, or a termination of such ground lease, and a demand by Landlord's successor, Tenant shall attorn to and recognize such successor as Landlord under this Lease. Tenant shall execute and deliver on request and in a form reasonably agreed to by Landlord and Tenant, any instruments reasonably necessary or appropriate to evidence, effect or confirm such subordination on the condition that the holder of any such mortgage or deed of trust or the lessor under any ground lease agrees in a form reasonably satisfactory to Tenant to the nondisturbance of Tenant or the Lease. Should Tenant fail to sign and return any such documents within ten business days of request, Tenant shall be in Default.

27. Removal of Property. On expiration or other termination of this Lease, Tenant shall remove (i) all personal property of Tenant on the Premises, including without limitation all Tenant's furnishings, fixtures, furniture, fittings, and equipment; (ii) all improvements to the Premises installed by or at the expense of Tenant to which Landlord's consent was conditioned on such removal. Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Premises resulting from the installation or removal of such property of Tenant. All property of Tenant remaining on the Premises following 30 days after reentry or termination of this Lease shall conclusively be deemed abandoned and may be removed by Landlord. Landlord may store such property of Tenant in any place selected by Landlord, including but not limited to a public warehouse, at the expense and risk of the owner thereof, with the right to sell such stored property of Tenant without notice to Tenant. The proceeds of such sale shall be applied first to the cost of such sale, second to the payment of the cost of removal and storage, if any, and third to the payment of any other amounts that may then be due from Tenant to Landlord under this Lease, and any balance shall be paid to Tenant.

28. Personal Property Taxes. Tenant shall pay prior to delinquency all personal property taxes payable with respect to all property of Tenant located on the Premises or the Building and promptly upon request of Landlord shall provide satisfactory evidence of such payment. "Personal property taxes" under this Section 28 shall include all property taxes assessed against the property of Tenant, whether assessed as real or personal property.

29. Notices. All notices under this Lease shall be in writing. Notices shall be effective (i) when mailed by certified mail, return receipt requested
      (ii) when personally delivered, or (iii) when sent by fax, in each case to the address or fax number of the receiving party set forth in Section 1 . Either party may change its address and fax number for notices by notice to the other from time to time.

30. Condition of Premises. Except with respect to those warranties given by Landlord under the Work Letter, by taking possession of the Premises on the Commencement Date, Tenant accepts the Premises as being in good, sanitary order, condition and repair, and further accepts all aspects of the Premises, Building, and Property in their present condition, AS IS, including latent defects, without any representations or warranties, express or implied, from Landlord.

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
31.   Hazardous Substances.

      31.1 Tenant shall not, without first obtaining Landlord's prior written approval, generate, release, store, deposit, transport, or dispose of (collectively "Release") any hazardous substances, sewage, petroleum products, hazardous materials, toxic substances or any pollutants or substances, defined as hazardous or toxic in applicable federal, state and local laws and regulations ("Hazardous Substances") in, on or about the Premises, other than non-regulated Hazardous Substances used in the ord nary course of Tenant's business, safely, and in accordance with all applicable laws. In the event, and only in the event, Landlord approves such Release of Hazardous Substances on the Premises, such Release shall occur safely and in compliance with all applicable federal, state, and local laws and regulations.

      31.2 Tenant shall indemnify and defend (with counsel reasonably acceptable to Landlord) Landlord, and hold Landlord harmless, from and against any and all claims, liabilities, losses, damages, cleanup costs, and expenses (including reasonable attorneys' fees) arising out of or in any way relating to the Release by Tenant or any of its agents, representatives, employees or invitees, or the presence of any Hazardous Substances in, on or about the Premises occurring as a result of or in connection with Tenant's use or occupancy of the Premises at any time after the Commencement Date.

      31.3 Landlord shall have the right from time to time at reasonable times and upon one business days' prior notice from Landlord to Tenant (except in the event of emergency, when Landlord's access to the Premises shall be immediate, without notice) to enter the Premises, Building and Property and inspect the same for the presence of Hazardous Substances and compliance with the provisions of this
             Section 31 and inspect the Premises, Building and Property. If there is reasonable evidence for cause, Landlord may at Landlord's sole cost and expense, cause tests to be performed for Hazardous Substances on the Premises from time to time. Tenant shall reimburse Landlord for the cost of such test that indicates the presence of Hazardous Substances in the Premises in violation of Tenant's obligations under this Lease.

      31.4 The provisions of this Section 31 shall survive the expiration or termination of this Lease with respect to any occurrences during the Term.

32. Signs. Tenant shall not place upon or install in windows or other openings or exterior sides of doors or walls of the Premises observable from the outside of the Building or from the Common Areas any symbols, drapes, or other materials without the written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall observe and comply with the requirements of all Laws applicable to signage.

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
33.   General Provisions.

      33.1 Attorneys' Fees. In the event Landlord or Tenant reasonably requires the services of any attorney in connection with any Default or violation by the other of the terms of this Lease or the exercise by Landlord or Tenant of its remedies for any Default by Landlord or Tenant under this lease, or a request by Landlord or Tenant for the other's waiver of any terms of this Lease or extension of time to perform or pay any obligation of Landlord or Tenant under this Lease, Landlord or Tenant shall promptly on demand reimburse the other for its reasonable attorneys' fees incurred in such instance. In the event of any litigation, arbitration or other proceeding (including proceedings in bankruptcy and probate and on appeal) brought to enforce or interpret or other wise arising under this Lease, the substantially prevailing party therein shall be entitled to the award of its reasonable attorneys' fees, witness fees, and court costs incurred therein and in preparation therefor.

      33.2 Governing Law: Venue. This Lease shall be governed by and construed in accordance with the laws of the State of Washington. Venue for any action to interpret or enforce this Lease shall lie in the Superior Court of King County, Washington.

      33.3 Cumulative Remedies. No remedy or election under this Lease shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

      33.4 Exhibits: Addenda. Exhibits and Addenda, if any, affixed to this Lease are a part of and incorporated into this Lease.

      33.5 lnterpretation. This Lease has been submitted to the scrutiny of all parties hereto and their counsel, if desired, and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

      33.6 Joint Obligation. If there is more than one Tenant under this Lease, the obligations hereunder imposed upon Tenants shall be joint and several.

      33.7 Keys. Upon expiration or termination of this Lease, Tenant shall surrender all keys to the Premises to Landlord at the place then fixed for payment of Rent and shall inform Landlord of all combination locks, safes, and vaults, if any, in the Premises.

      33.8 Late Charges; Interest. Late payment by Tenant to Landlord of Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be difficult and impractical to ascertain. Such costs include without limitation processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the

             Premises. Accordingly, in the event Tenant shall fail to pay Rent or Additional Rent within five (5) days of the date such sums are due, Tenant shall pay to Landlord as Additional Rent a late charge equal to five percent of such installment as liquidated damages for such late payment, other than for time value damages. A $50-00 charge will be paid by Tenant to Landlord for each returned check. In addition, any Rent or other sums due under this Lease to Landlord that is not paid when due shall bear interest at the rate per annum of two percent over the prime rate in effect at Seattle-First National Bank, Main Office, on the day such Rent or other sum was due. The existence or payment of charges and interest under this Section shall not cure or limit Landlord's remedies for any Default under this Lease

      33.9 Light, Air, and View. Landlord does not guarantee the continued present status of light, air, or view in, to or from the Premises.

      33.10 Measurements. All measurements of the Premises stated in this Lease, even if approximations, shall govern and control over any actual measurement of the Premises. The Rent provided in this Lease and Tenant's Share shall not be modified or changed by reason of any measurement or re-measurement of the Premises that may occur after the date of this Lease, and is agreed by Landlord and Tenant to constitute the negotiated rent for the Premises. The foregoing shall not be deemed to modify any obligation of Landlord to construct the Premises in accordance with the Work Letter.

      33.11 Name. Tenant shall not use the name of the Building or Business Park for any purpose other than as an address of the business conducted by the Tenant in the Premises.

      33.12 Prior Agreements: Amendments. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreements of understandings pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

      33.13 Recordation. Tenant shall not record this Lease or a short form memorandum of this Lease without the prior written consent of Landlord.

      33.14 Liability. If Landlord is a partnership, any claim by Tenant against Landlord shall be limited to the assets of such partnership, and Tenant expressly waives any right to proceed against the partners or the officers, directors, or shareholders of any partner in Landlord, except to the extent necessary to subject the assets of such partnership to such claim.

      33.15 Severability. That any provision of this Lease is invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision of this Lease and such other provision shall remain in full force and effect.

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
      33.16 Time. Time is of the essence of this Lease and each of its provisions.

      33.17 Waiver. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord's duly authorized representatives. The waiver by either party of any provision of this Lease shall not be deemed to be a waiver of such provision or any other provision, in any subsequent instance. The acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding Default or breach by Tenant under this Lease, whether known or unknown to Landlord, other than the failure of the Tenant to pay the particular Rent so accepted.

      33.18 No Waste. Tenant shall not commit or suffer to be committed any waste, damage or nuisance in or upon the Premises.

      33.19 Quiet Enjoyment. Provided Tenant observes its obligations under this Lease, Tenant shall have peaceable and quiet enjoyment of the Premises throughout the Term

34. Authority of the Parties. Landlord and Tenant each represent and warrant to the other that each individual executing this Lease is duly authorized by all necessary action of the directors of that party to execute and deliver this Lease on behalf of that party, and that this Lease is binding upon each of them in accordance with its terms.

35. Financial Statements. Tenant shall furnish to Landlord from time to time, within 30 days of request, Tenant's most recent financial statements, including at a minimum a balance sheet, income statement and statement of changes in financial condition, or the equivalent, dated as of and for a period ending not more than one quarter prior to the date of delivery. Such statements shall be in the form furnished to Tenant's principal lender and/or to Tenant's shareholders or other owners, but at a minimum shall be reviewed or compiled by an independent certified public accountant. Tenant shall accompany such statements with a certificate of its chief financial officer that the statements fairly present the financial condition and results of operations of Tenant as of and for the period ending on the date of such statements. Landlord shall not request financial statements under this Section more than once each calendar year.

36. Commissions. Any commissions payable as a result of the execution of this Lease shall be paid pursuant to a separate commission contract. Each party represents and warrants to the other that it has not had dealings with any real estate broker other than the Broker identified in Section 1, agent or salesperson with respect to this Lease that would cause the other party to have any liability for any commissions or other compensation to such broker, agent or salesperson, and that no such broker, agent or salesperson has asserted any claim or right to any such commission or other compensation. Such representing party shall defend and indemnify the other party and hold the other party harmless from and against any and all loss, cost, liability, damage and expense (including reasonable attorneys' fees) whatsoever that may arise out of the breach of such representation and warranty.

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
37. Alternative Dispute Resolution. Landlord and Tenant shall attempt to settle any claim or controversy arising out of this Lease through consultation and negotiation in the spirit of mutual cooperation. If such attempts fail, then with respect to the matters arising Under Section 18.4, the dispute shall first be submitted to a mutually acceptable neutral advisor for mediation, fact-finding or other form of alternative dispute resolution. Neither of the parties may unreasonably withhold acceptance of such an advisor, and his or her selection will be made within 30 days after notice by the other party demanding such remediation. Cost of such mediation or any other alternative dispute resolution agreed upon by the parties shall be shared equally by Landlord and Tenant. Any dispute that cannot be so resolved between the parties within 90 days of the date of initial demand by either party for such mediation shall be finally determined by the courts. The use of such a procedure shall not be construed to affect adversely the rights of either party under the doctrines of laches, waiver or estoppel.

EXECUTED as of the date first above written.

                                       LANDLORD:

                                       CREEKSIDE BUILDING LLC, a Washington
                                       limited liability company

                                       By WELLS FARGO BANK, N.A., AS
                                       CORPORATE CO-TRUSTEE FOR
                                       AUTOMOTIVE INDUSTRIES PENSION TRUST
                                       FUND; AND FOR STATIONARY ENGINEERS
                                       LOCAL NO. 39 PENSION TRUST FUND; AND
                                       FOR STATIONARY ENGINEERS LOCAL NO.
                                       39 ANNUITY TRU3T FUND, as authorized
                                       signatory for all Members


                                       By /s/
                                          --------------------------------------
                                       Its Vice President
                                           -------------------------------------


                                       By /s/
                                          --------------------------------------
                                       Its Vice President
                                           -------------------------------------

                                       TENANT:

                                       PACIFIC AEROSPACE AND ELECTRONICS, INC.

                                       By /s/ D. A. WRIGHT
                                          --------------------------------------
                                       Donald A. Wright
                                       Its President/CEO
                                           -------------------------------------


STATE OF WASHINGTON     )
                        ) ss.
COUNTY OF CHELAN        )

     On this 3 day of OCTOBER, 1997, before me, the undersigned, a Notary Public in and for the State of WASHINGTON personally appeared DON A. WRIGHT, to me known to be the PRESIDENT/CEO of PA&E, the CORP. that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said CORP., for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute the said instrument on behalf of said CORP.

     WITNESS MY HAND AND OFFICIAL SEAL hereto affixed the day and year first above written.

                                       Name ARTHUR H. KEMBALL
                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at CHELAN COUNTY
                                       My commission expires   1-23-99

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